Exhibit 99.1

Revance Provides Clinical Milestones and Financial Outlook for 2017

- Reports 2016 Unaudited Year-end Cash and Investments Balance -
- Three Clinical Trials Expected to Report Results in 2017 -

NEWARK, Calif., January 5, 2017 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in aesthetic and therapeutic indications, today defined key 2017 clinical milestones for DaxibotulinumtoxinA for Injection (RT002) and provided its financial outlook for 2017. The company also announced its unaudited December 31, 2016 cash and investments balance was $185 million and now expects its cash and investments to fund the company into the third quarter of 2018.

“As we enter 2017, we remain focused on leveraging our neurotoxin platform and rapidly advancing our RT002 programs with three active clinical trials that will yield key results before year end,” said Dan Browne, President and Chief Executive Officer of Revance. “We are applying our proprietary peptide technology to a highly purified botulinum toxin to help patients suffering from serious muscle movement disorders such as cervical dystonia, and painful musculoskeletal conditions such as plantar fasciitis. And, our RT002 aesthetics program in glabellar (frown) lines, which is furthest along in development, is on track to report results from both Phase 3 pivotal trials in the fourth quarter of this year. Our strategy is to position long-lasting, sustained duration of effect -- demonstrated in both cosmetic and muscle movement clinical studies -- as the key differentiation of RT002 when compared to the first-generation neurotoxin products available today.”

RT002 INJECTABLE 2017 CLINICAL MILESTONES

Phase 3 Program for Treatment of Glabellar (Frown) Lines - Report Pivotal Results 4Q 2017
Glabellar lines are the vertical lines that develop between the eyebrows as a result of repeated frowning, scowling, or merely focusing while listening or reading. As a person ages, the skin becomes less elastic and glabellar lines become more pronounced. In the fourth quarter of 2016, Revance initiated its Phase 3 program of RT002 injectable for the treatment of glabellar lines, comprised of two Phase 3 pivotal trials evaluating the efficacy, safety and duration of RT002, and a long-term safety trial. Revance plans to report results from both pivotal trials in the fourth quarter of 2017.

Phase 2 Trial for Treatment of Cervical Dystonia - Share Topline Results 1H 2017
Patients with cervical dystonia suffer from painful, embarrassing twisting movements of the neck, often impairing their ability to work, drive and perform activities of daily living. In December 2016, Revance reported positive interim results from its Phase 2 dose-escalating clinical trial of RT002 injectable for the treatment of cervical dystonia. The company expects to complete this trial and share topline results for all three dose cohorts, followed for at least 6 months, in the first half of 2017.

Phase 2 Trial for Treatment of Plantar Fasciitis - Report Phase 2 Results 2H 2017
The plantar fascia is the foot’s shock absorber. Repeated pressure on this tissue, whether from sport activities, aging, or obesity, can result in plantar fasciitis, characterized by inflammation accompanied by sharp, constant pain in the heel that can become highly debilitating. Revance initiated a Phase 2 clinical trial of RT002 injectable for the treatment of plantar fasciitis in the fourth quarter of 2016 and continues to enroll patients. Topline results are expected in the second half of 2017.

FINANCIAL OUTLOOK FOR 2017

Revance expects cash burn for 2017 to be in the range of $102 to $112 million. Revance expects 2017 GAAP operating expense to be in the range of $108 to $119 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $13 to $15 million, results in projected 2017 non-GAAP operating expense of $94 to $102 million. With three clinical programs underway, Revance anticipates 2017 GAAP research and development expense to be in the range of $75 to $83 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $5 to $6 million, results in projected 2017 non-GAAP research and development expense of $69 to $75 million.

About Revance Therapeutics, Inc.
Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology, orthopedics and neurology. Revance’s science is based upon a proprietary peptide technology, which when combined with active drug molecules, may help address current unmet needs.

Revance’s initial focus is on developing daxibotulinumtoxinA, the company’s highly purified botulinum toxin, for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles and muscle movement disorders. The company’s lead drug candidate, DaxibotulinumtoxinA for Injection (RT002), is currently in development for the treatment of glabellar lines, cervical dystonia and plantar fasciitis with the potential to be the first long-acting neurotoxin. The company holds worldwide rights for all indications of RT002 injectable and RT001 topical and the pharmaceutical uses of its proprietary peptide technology platform. More information on Revance may be found at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

Forward Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics' Financial Outlook for 2017 and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risks that interim results are not indicative of final results and that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” of our quarterly report on Form 10-Q filed November 4, 2016. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful for investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
Investors:
Revance Therapeutics
Jeanie Herbert
714-325-3584
jherbert@revance.com

Burns McClellan
Ami Bavishi
212-213-0006
abavishi@burnsmc.com

Trade Media:
Nadine Tosk
504-453-8344
nadinepr@gmail.com

Revance Therapeutics, Inc.
2017 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Fiscal Year
	2017
	Low	High
Operating expense:
GAAP operating expense	$108,000	$119,000
Adjustments:
Stock-based compensation	(13,000)	(15,000)
Depreciation	(1,000)	(2,000)
Non-GAAP operating expense	$94,000	$102,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2017
	Low	High
R&D expense:
GAAP R&D expense	$75,000	$83,000
Adjustments:
Stock-based compensation	(5,000)	(6,000)
Depreciation	(1,000)	(2,000)
Non-GAAP R&D expense	$69,000	$75,000